                                                                       EXHIBIT E



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement 33-46734 on Form S-8 of our report dated April 26, 1996, appearing in this Annual Report on Form 11-K of the Terra Industries Inc. Employees' Savings and Investment Plan for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP


Omaha, Nebraska
June 20, 1996